Exhibit 10.2
                                                               Contract #3310

                      TRANSPORTATION SERVICE AGREEMENT
                            For Rate Schedule FTS


         This TRANSPORTATION SERVICE AGREEMENT, hereinafter referred to as "Agreement," is made and entered into as of the 11th day of February, 2002, by and between Mississippi River Transmission Corporation, a Delaware corporation, hereinafter called "MRT," and Laclede Gas Company, a Missouri corporation, hereinafter called "Customer."

         In consideration of the mutual covenants herein contained, the parties hereto agree that MRT shall transport for Customer, on a firm basis, and Customer shall furnish, or cause to be furnished, to MRT natural gas for such transportation during the term hereof, at the rates and on the terms and conditions hereinafter provided and attached hereto.

1)       TERM

         Effective Date:            May 1, 2002
         Primary Term End Date:     April 30, 2007

         This Agreement is binding as of February 11, 2002, and shall continue for a primary term ending April 30, 2007; provided, however, that this Agreement shall continue to be in effect thereafter unless and until terminated by either MRT or Customer by written notice to the other delivered at least one (1) year prior to the date of intended termination.

2)       QUANTITIES

         Maximum Daily Quantity (MDQ): 670,418 Dth/D

3)       RECEIPT AND DELIVERY POINTS

         See exhibit A

         *On any day MRT shall not be obligated to receive or deliver a cumulative quantity in excess of the MDQ set forth in this Agreement.

4)       RATE

         Service hereunder shall be provided pursuant to Rate Schedule FTS. Customer shall pay, or cause to be paid, to MRT each month for all services provided hereunder the maximum applicable rate and any other charges specified in MRT's FERC Gas Tariff, Third Revised Volume No. 1, as on file and in effect from time to time, for services rendered hereunder, unless otherwise agreed in writing by MRT and Customer.


5)       ADDRESSES

         For Notices to Customer:           For Bills to Customer:
         Steven F. Mathews                  Gas Accounting
         Laclede Gas Company                Laclede Gas Company
         720 Olive Street                   720 Olive Street, 13th Floor
         St. Louis, MO 63101                St. Louis, MO 63101
         Telephone: (314) 516-8585          Telephone: (314) 516-8595
         Facsimile: (314) 516-8551          Facsimile: (314) 241-2278


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

         For Notices to MRT:                For Payments to MRT:                For Wire Transfer Payments to MRT:
         9900 Clayton Road                  P. O. Box 502161                    Mississippi River
         St. Louis, MO 63124                St. Louis, MO 63150-2161            Transmission
         Facsimile: (314) 991-7600                                              Chase Bank of Texas
                                                                                ABA No. 113000609
                                                                                Account No. 00103275674

         MRT Nominations (other             MRT Pipeline Operations:
         than electronic):                  Gas Control Department
         Transportation Services            9900 Clayton Road
         Facsimile: (318) 429-3298          St. Louis, MO 63124
                                            Telephone: (314) 991-9900

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove first written.

LACLEDE GAS COMPANY                          MISSISSIPPI RIVER TRANSMISSION
                                               CORPORATION


By:      /s/ Kenneth J. Neises                 By:  /s/ Robert Trost
Name:    Kenneth J. Neises                          Robert Trost
Title:   Executive Vice President -                 Vice President, Marketing &
         Energy and Administrative Services          General Manager
Address: 720 Olive Street                           9900 Clayton Road
         St. Louis, MO 63101                        St. Louis, MO 63124


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

                        GENERAL TERMS AND CONDITIONS


1) Upon termination hereof for whatever reason, Customer agrees to stop delivering gas to MRT for transportation hereunder. In addition, upon termination of this Agreement, Customer agrees that it will thereafter make no further demand for service hereunder and MRT agrees that it will make no further demand for the continuation of services or any payment related thereto, other than payments which are due with respect to any services previously provided. Customer agrees to cooperate with and assist MRT in obtaining whatever regulatory approvals and authorizations, if any, are necessary or appropriate in view of such termination and abandonment of service hereunder.

2) Termination of this Agreement shall not relieve either party of any obligation that might otherwise exist to correct any volume imbalance hereunder nor relieve Customer of its obligation to pay any monies due hereunder to MRT.

3) In accordance with the terms and conditions of Section 19 of the General Terms and Conditions of MRT's FERC Gas Tariff, Third Revised Volume No. 1 (General Terms and Conditions), if Customer fails to pay within thirty (30) days after payment is due all of the amount of any bill for service rendered by MRT hereunder, MRT, upon ten (10) days' prior written notice to Customer, may suspend further receipt and/or delivery of gas until such past due amount is paid, or satisfactory credit arrangements have been made in accordance with Section 5 of the General Terms and Conditions. If Customer fails to pay or make satisfactory credit arrangements within such ten (10) day notice period, MRT, in addition to any other remedy it may have hereunder, may, upon thirty (30) days' written notice to Customer, terminate this Agreement and cease further receipt and/or delivery of gas on behalf of Customer.

4) Service hereunder shall be provided pursuant to Rate Schedule FTS of MRT's FERC Gas Tariff, Third Revised Volume No. 1. Customer will provide fuel in kind.

5) This Agreement shall be subject to the provisions of the applicable rate schedule as well as the General Terms and Conditions set forth in MRT's FERC Gas Tariff, Third Revised Volume No. 1, as on file and in effect from time to time, and such provisions are incorporated herein by this reference. Any curtailment of transportation service hereunder shall be in accordance with the priorities set out in MRT's General Terms and Conditions. To the extent not inconsistent with effective law, MRT shall have the right to determine the priority and/or scheduling of the transportation service under this Agreement and to revise the priority and/or scheduling of this transportation service from time to time.

6) MRT shall have the right at any time and from time to time to file and place into effect unilateral changes or modifications in the rates and charges, and other terms and conditions of service hereunder, as set forth in the applicable rate schedule and in the General Terms and Conditions, in accordance with the Natural Gas Act or other applicable law.

7) Customer may deliver or cause to be delivered to MRT a maximum receipt point quantity at the Receipt Points described herein, and MRT shall redeliver thermally equivalent quantities at the Delivery Points described herein which excludes a quantity of gas for Fuel Use and Loss. A maximum delivery point quantity is also specified for each MRT delivery point. For firm service, the sum of all individual maximum receipt point quantities shall not exceed the maximum receipt point quantities in the aggregate. For firm service, the sum of all individual maximum delivery point quantities shall not exceed the maximum daily quantity set forth in this Agreement.

8) For firm service, Secondary Receipt and Secondary Delivery Points are available to Customer pursuant to the General Terms and Conditions of MRT's FERC Gas Tariff, Third Revised Volume No. 1. Customer agrees to pay any additional charges applicable to its utilization of a Secondary Receipt Point.

9) In the event that MRT places on file with the Commission another rate schedule which may be applicable to service rendered hereunder, then MRT, at its option, may, from and after the effective date of such rate schedule, utilize such rate schedule in the performance of this Agreement. Such rate schedule or


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
         superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement. MRT shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s) and/or General Terms and Conditions, or to propose, file, and make effective superseding rate schedules and/or General Terms and Conditions, for the purpose of changing the rates, charges, and other provisions thereof effective as to Customer.

10) This Agreement shall not be assigned by Customer in whole or in part without MRT's prior written consent, which consent shall not be unreasonably withheld; provided however, that Customers under Rate Schedules FTS and SCT may release their capacity consistent with the terms and conditions of the applicable rate schedule and the General Terms and Conditions of MRT's FERC Gas Tariff, Third Revised Volume No. 1. In addition to all other rights and remedies, MRT may terminate the Agreement immediately if it is assigned by Customer without MRT's consent, whether the assignment or contract be voluntary or by operation of law or otherwise. Subject to the above, the respective rights and obligations of the parties under the Agreement shall extend to and be binding upon their heirs, successors, assigns and legal representatives.

11) Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as duly delivered when hand-delivered, telecopied, or when received by the other party if mailed by United States mail, postage prepaid, to the addresses specified herein (unless and until either party notifies the other, in writing, of a change in its address).

12) Each party shall notify the other in writing of the name, address, telephone number and telecopy number of the person or persons who shall have authority to act for such party in connection with this Agreement, and operating notices shall thereafter be served upon such person or persons.

13) This Agreement constitutes the entire agreement between the parties and no waiver, representation or agreement, oral or otherwise, shall affect the subject matter hereof unless and until such waiver, representation or agreement is reduced to writing and executed by authorized representatives of the parties. No waiver by either Customer or MRT of any one or more defaults by the other in performance of any of the provisions of the Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or of a different character.

14) For firm service, Exhibit A attached hereto is incorporated into this Agreement in its entirety.

15) This agreement supersedes and cancels the FTS Service Agreement No. 463 between MRT and Customer.

16)      The parties agree that Customer has the Right of First Refusal
         (ROFR). If customer chooses to exercise its ROFR, it shall do so by following the procedures applicable to the exercise of a ROFR provided for in the tariff.

17) If after May 1, 2002 a firm customer of Customer ("Bypassing Customer") directly connects with MRT and terminates its customer relationship with Customer, Customer shall have the right to reduce its MDQ, with corresponding reductions in other applicable MRT contract entitlements, upon written notice to MRT. The parties intend that the amount of the reduction is to reflect the amount of capacity that Customer had reserved under this Agreement to serve on a firm basis those requirements of the Bypassing Customer that were being served on Customer's system on May 1, 2002, whether or not those requirements as of May 1, 2002, were those of the Bypassing Customer or of a predecessor customer of Customer. In addition, if after May 1, 2002 a Bypassing Customer directly connects with Missouri Pipeline Company ("MPC") and terminates its customer relationship with Customer, Customer shall have the right to reduce its MDQ, with corresponding reductions in other applicable MRT contract entitlements, upon written notice to MRT. The parties intend that the amount of the reduction in the case of proposed MDQ reductions related to Bypassing Customers connecting directly to MPC is to reflect the contract demand requirements of the Bypassing Customer that were being served on Customer's system on May 1, 2002, whether or not those requirements as of May 1, 2002, were those of the Bypassing


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

         Customer or of a predecessor customer of Customer, subject to the following additional conditions and limitations. With respect to bypasses using a direct connection with MPC, Customer shall not have the right to reduce its MDQ on MRT unless at the time that the Bypassing Customer directly connects with MPC, (1) MRT or an affiliate of MRT has interconnected with Trans Mississippi Pipeline ("TMP") for the purpose of delivering natural gas to TMP,
         (2) MPC has been determined to be an interstate pipeline subject to the jurisdiction of the FERC and (3) MPC has obtained all necessary state and federal authorizations to bypass Laclede and serve the Bypassing Customer. The maximum amount of total MDQ reductions on MRT that Laclede may obtain as a result of Bypassing Customers connecting directly to MPC is 3,000 Dth, provided however, that this maximum amount is based on the assumption that only Panhandle Eastern Pipe Line Company is interconnected with MPC and only MRT and/or an affiliate of MRT is interconnected with TMP. This maximum amount shall be reduced for each additional interstate or intrastate pipeline that interconnects with MPC, TMP or Missouri Gas Company ("MGC") according to the following formula maximum amount of MDQ reduction = 3,000 Dth/day
                                           -------------
                                                            1+ X

         where X is the number of pipelines interconnected with MPC, TMP or MGC in addition to Panhandle and MRT and/or an affiliate of MRT. Subject to the limitations on MDQ reductions relating to bypasses using direct connections with MPC, the amount of the MDQ reduction may be determined in one of two ways. Customer may provide an affidavit to MRT setting out the Bypassing Customer's contract demand on Customer for the contract year in which the bypass is to take place and the average of that contract demand and the Bypassing Customer's contract demands on Customer for the two preceding contract years. If Customer provides such an affidavit, the amount of the MDQ reduction shall equal the amount designated by Customer up to the greater of (1) the Bypassing Customer's average contract demand amount set out in Customer's affidavit or
         (2) the Bypassing Customer's contract demand on Customer for the contract year in which the bypass is to take place. Alternatively, if Customer proposes an MDQ reduction greater than the maximum amount described in the preceding sentence, Customer shall provide MRT with the proposed amount of the MDQ reduction and the basis for that amount. MRT's agreement to the amount of the MDQ reduction proposed by Customer under this alternative shall not be withheld unreasonably. This right to reduce MDQ can be exercised up to thirty (30) days after service commences to the Bypassing Customer over its direct connection with MRT or MPC and shall be effective as follows. If service commences to the Bypassing Customer over its direct connection with MRT or MPC during the period September 1 through and including January 31, the MDQ reduction will be effective the later of (1) the succeeding May 1 or (2) the first day of the month after the termination of the Bypassing Customer's customer relationship with Customer. If service commences to the Bypassing Customer over its direct connection with MRT or MPC during any other period, the MDQ reduction will be effective the latest of (1) the first day of the second calendar month (a) after such service commences or (b) after exercise by Customer of its right or (2) the first day of the month after the termination of the Bypassing Customer's customer relationship with Customer. The Right to reduce MDQ contained in this paragraph 17 shall not apply if the MRT or MPC capacity used to serve the Bypassing Customer after bypass is provided by an affiliate of Customer. Nothing contained in paragraph 17 shall preclude Customer from claiming and exercising any additional rights to reduce MDQ available to bypassed LDCs under the policies promulated by the FERC (see. e.g. Williams Natural Gas Company, 81 FERC paragraph 61,301 (1997) at 62,412), as modified or amended from time to time.

18) If Customer unbundles its combined sales and distribution services for its local distribution system pursuant to an order of any governing authority having jurisdiction ("Unbundling"), Customer and MRT shall cooperate through reasonable means in an effort to implement the Unbundling in a manner that is fair to both parties. Among other opportunities for cooperation that may arise at the time to effectuate the ordered Unbundling in a reasonable manner, Customer and MRT will work together to assign to the appropriate entities, using the tariff capacity release procedures (or such other mechanisms as may be available at the time), capacity held by Customer under this Agreement to serve the customers whose services are being unbundled. Revenues received by MRT from replacement shippers attributable to demand or reservation charge payments for such released capacity shall be credited to Laclede, in accordance with the tariff, to the extent of the demand or reservation charge obligation that Customer may have with respect to such capacity. With respect to the MRT capacity retained by Customer, if any, after the parties have cooperated to implement Unbundling as set out above, Customer will continue to have those rights relating to bypass set out in the preceding paragraph.


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

                                  EXHIBIT A

                         RECEIPT AND DELIVERY POINTS

                                                                CONTRACT 3310

                           Maximum
                           Receipt
                           Pressure         Maximum
Receipt Point              (PSIG)           Quantity*
-------------              ------           ---------

PRVL                       710              135,000
Koch at Perryville
Interconnect with Koch Gateway Services,
NE 1/4, Sec. #24, T20N, R4E (Located on MRT
Main Line System.)  Loch SLN #3317

TRNK                       950              120,928
Trunkline/MRT
Interconnect with Trunkline Gas Company,
SW 1/4, Sec. #5, T2N, R6E.  Trunkline Meter
#80036

AGLE                       720              189,562
Reliant Energy/Glendale
Interconnect with Reliant Energy Gas Transmission
Ouachita
A-307, Mile Pole 88, SW 1/4, Sec. #5, T9N, R8W
MTHN                       710              15,000
Marathon Oil Company
Interconnect with Marathon Oil Company in Webster
Parish, Louisiana, Sec. 12, T19N, R9W.

NOAR                       720              30,000
NOARK @ Lawrence Co., AR interconnect
Interconnect with NOARK Pipeline System in Lawrence
Co., AR.  Section 11, T17N, R1E.

NGPS                       950              71,570
NGPL/MRT Shattuc (NGPL PIN #169)
Interconnect with Natural Gas Pipeline of America,
SE 1/4, Sec. #21, T2N, R1W.

PGCL                       875              10,000
PELICO/Leatherman Creek
MRT's Interconnect with PELICO in the Leatherman
Creek Field, Claiborne Prsh, LA. SE 1/4, Sec. 20, T19N, R7W.

NGPP                       710              25,000
NGPL/MRT Pocahontas (NGPL PIN #519)
Interconnect with Natural Gas Pipeline of America,
SE 1/4, Sec. #32, T19N, R2E.

OZRK                                        22,300
Ozark Gas Transmission System/Searcy
Interconnect with Ozark Gas Transmission System near
Searcy, Sec. #25, T7N, R6W.


                       Maximum
                       Delivery
                       Pressure             Maximum
Delivery Point(s)      (PSIG)               Quantity*
-----------------      -----                ---------

LGCA                                        670,418
Laclede Gas Company - Aggregate
Aggregate point for Laclede Gas Company's delivery points on MRT's system.

*STG                                        670,418
MRT Storage
MRT storage facilities located in primarily in Ouachita
Parish, LA


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

SLGO                       875              15,968
Sligo
Interconnect with Reliant Energy Field Services' Sligo plant, Bossier Parish, LA, NW 1/4, Sec. 32, T18N, R11W.

DELH                       875              35,000
Delhi/Harrison County
Interconnect with Delhi Gas Pipeline Company

*STG                                       670,418
MRT Storage
MRT storage facilities primarily located in Ouachita
Parish, LA.

*On any day MRT shall not be obligated to receive or deliver a cumulative quantity in excess of the MDQ set forth in this Agreement.


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

                                  EXHIBIT A

Customer:                  Laclede Gas Company                Contract: 3310

Primary Path(s):           From             To
                           DELH             LGCA
                           TRNK             *STG


Rate Zone Capacity:

                           FLD              477,920
                           MKT              670,418


Line Capacity:

                           W                 75,968
                           On any given day the customer is entitled to the greater of the 75,968 or 74.47% of available West Line capacity.
                           M                477,920
                           E                192,498


Line Priority:

                           FLD/W  75,968
                           FLD/M  401,952
                           MKT/E  192,498





Transportation Zones:  FLD: Field Zone  MKT: Market Zone
Service Lines: E: East Line  M: Main Line  W: West Line  O: Off System Gathering

                             AMENDMENT NO. 1 TO

               FIRM TRANSPORTATION SERVICE AGREEMENT NO. 3310

         THIS AMENDMENT, is binding and entered into as of February 13, 2002, by and between MISSISSIPPI RIVER TRANSMISSION CORPORATION, a Delaware Corporation, hereinafter referred to as "MRT", and LACLEDE GAS COMPANY, a Missouri corporation, hereinafter referred to as "Customer."

         WHEREAS, MRT and Customer entered into a Firm Transportation Service Agreement as of February 11, 2002, hereinafter referred to as the "FTS Agreement"; and

         WHEREAS, Customer reduced its Maximum Daily Quantity ("MDQ") as a result of a permanent capacity release,

         WHEREAS, MRT has agreed to amend the FTS agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties agree to amend the FTS Agreement as follows:

         PARAGRAPH 2 - QUANTITIES

         The Maximum Daily Quantity ("MDQ") is hereby decreased from 670,418 Dth/d. to 664,738 Dth/d.

         Receipt Point AGLE #805547 Glendale, Receipt Point Maximum Daily Quantity ("RPMDQ"): Decreased by 5,680 Dth/d. from 189,562 Dth/d. to 183,882 Dth/d.

         Delivery Point GCSI #805495 Granite City Steel, Delivery Point Maximum Daily Quantity ("DPMDQ"): Decreased by 5,680 Dth/d from 5,680 Dth/d. to 0 Dth/d.

         On any day MRT shall not be obligated to receive or deliver a cumulative quantity in excess of the MDQ set forth in this Agreement.

         The decreases set forth in Paragraph 2 shall be effective as provided for in the FTS Agreement, and shall continue in effect for the period stated therein.

         Except as hereinabove amended, the FTS Agreement shall remain in full force and effect as written.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove first written.




LACLEDE GAS COMPANY                         MISSISSIPPI RIVER TRANSMISSION
                                                     CORPORATION

By: /s/ Kenneth J. Neises                  By: /s/ Robert Trost

Name:  Kenneth J. Neises                   Robert Trost
Title: Executive Vice President            Vice President, Marketing and General
       Energy and Administrative Services    Manager
       720 Olive St.                       9900 Clayton Road
       St. Louis, MO 63101                 St. Louis, MO 63124


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